Exhibit 10.8

VOTING SUPPORT AGREEMENT

THIS VOTING SUPPORT AGREEMENT (this “Agreement”), dated as of June 12, 2026, is made and entered into by and among the undersigned shareholder (the “Shareholder”) and M3-Brigade Acquisition V Corp., a Cayman Islands exempted company incorporated with limited liability (the “SPAC”).

Unless otherwise stated herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the prospectus relating to the registration statement on Form S-1 of M3-Brigade Acquisition V Corp. first filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 5, 2024 (Registration No. 333-279951), as amended and as declared effective on July 31, 2024, and as may be supplemented or post-effectively amended from time to time.

RECITALS

WHEREAS, the SPAC was incorporated on March 12, 2024, and consummated an initial public offering of its units on August 2, 2024, generating gross proceeds of $287,500,000 (the “IPO”);

WHEREAS, the Class A ordinary shares, par value $0.0001 per share, of the SPAC constituting Public Shares (“Class A Shares”), and associated warrants to purchase Class A Shares (“Listed Warrants”), and units of the SPAC are listed on The Nasdaq Stock Market LLC (“Nasdaq”) under the trading symbols “MBAV”, “MBAVW” and “MBAVU”, respectively;

WHEREAS, the SPAC intends to amend the SPAC’s Amended and Restated Memorandum and Articles of Association (the “Articles”) substantially in the form attached hereto as Exhibit I (the “Charter Amendment”);

WHEREAS, the SPAC intends to amend the Investment Management Trust Agreement by and between the SPAC and Continental Stock Transfer & Trust Co., as trustee (the “Trustee”), dated as of July 31, 2024 (the “Trust Agreement”) to incorporate provisions for the release of interest from the SPAC’s trust account (“Trust Account”) as permitted by the Charter Amendment (the “Trust Amendment” and together with the Charter Amendment, the “Amendments”);

WHEREAS, the Shareholder and the SPAC desire to enter into this Agreement whereby the Shareholder agrees, among other things, to vote the Voting Shares (as defined herein) in favor of the proposed Amendments; and

WHEREAS, as consideration for the Shareholder to enter into this Agreement, the SPAC agrees to pay the Shareholder a total aggregate amount of ten dollars ($10);

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1. Shareholder’s Ownership. The Shareholder represents and warrants that, as of the date hereof, it is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of Class A Shares set forth on the signature page hereto (the “Voting Shares”). Furthermore, the Shareholder represents and warrants that as of the date hereof, the Shareholder and its Affiliates own the Voting Shares, which shares are subject to the covenants set forth in this Agreement, whether or not such shares are “beneficially owned” under the Exchange Act. For purposes of this Agreement, (i) the term “Affiliate” or “Affiliates” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, (ii) the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and (iii) the term “Person” means an individual, corporation, partnership, joint venture, limited liability company, governmental authority, unincorporated organization, trust, association, or other entity.

2. Covenant to Vote. In consideration of the terms of this Agreement, with respect to all Class A Shares owned by the Shareholder and its Affiliates as of and through the record date for any meeting of SPAC’s shareholders, solely in their respective capacity as a shareholder of the SPAC, at any meeting of the SPAC’s shareholders, or in any other meeting or circumstance in which the vote, consent or other approval of the SPAC’s shareholders is sought to approve the Amendments (and any such meeting, a “Covered Meeting”), the Shareholder and its Affiliates hereby irrevocably agree that if a meeting is held, to be present for any such meeting, and to vote (in person or by proxy), or, if voting is permitted by written consent, to execute and deliver a written consent covering, all Class A Shares owned by the Shareholder and its Affiliates in favor of the Amendments and cause all such shares to be counted as present thereat for purposes of establishing a quorum. For the avoidance of doubt, nothing in this Agreement shall be construed to require Shareholder and its Affiliates to vote in favor of any other proposal other than the Amendments.

3. Matters Related to Voting Commitment. In consideration of the terms of this Agreement, the Shareholder further agrees, with respect to all Class A Shares owned as of the date hereof or hereafter acquired by the Shareholder or its Affiliates, solely in their respective capacity as a shareholder of the SPAC, during the period from, and including, the date hereof through, and including, the record date with respect to the Covered Meeting (the “Record Date”) :

(a) not to deposit, and to cause its Affiliates not to deposit, any such Class A Shares in a voting trust or subject any such Class A Shares to any arrangement or agreement with respect to the voting of such Class A Shares, unless specifically requested to do so by the SPAC; and

(b) not to make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of any capital shares of the SPAC in connection with any vote or other action with respect to the Amendments, other than to recommend that shareholders of the SPAC vote in favor of the Amendments and any other proposal the approval of which is a condition to the obligations of the parties hereunder.

4. No Hedging or Transfers of the Voting Shares. The Shareholder covenants and agrees that neither it, nor any Person or entity acting on its behalf or pursuant to any understanding with it, will, from the execution of this Agreement and through the Record Date: (i) engage in any hedging transactions or Short Sales (as defined herein) with respect to securities of the SPAC, (ii) offer for sale, sell (including Short Sales), transfer (including by operation of law), place a lien on, pledge, convert, assign or otherwise dispose of (including by gift, merger, tendering into any tender offer or exchange offer or otherwise) or encumber (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement, arrangement, undertaking or understanding (including any profit-sharing arrangement) with respect to, or consent to, a direct or indirect Transfer of, any or all of the Voting Shares, and any other Class A Shares owned by the Shareholder and its Affiliates, or (iii) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder. Notwithstanding anything to the contrary in this Section 4, in the event that (1) any meeting of the SPAC’s shareholders is held in which the vote, consent or other approval of the SPAC’s shareholders is sought to approve the Amendments (and such meeting is not adjourned prior to any vote to approve the Amendments being taken) and the Amendments are not approved by the requisite vote of the SPAC’s shareholders, or (2) the effectiveness of the Amendments does not occur by 11:59 p.m. EST on August 2, 2026, then any restrictions on the Transfer of the Voting Shares in the this Section 4 shall have no further force or effect. For purposes of this Agreement, “Short Sales” shall include, without limitation, (A) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, (B) all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage or other similar financing arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and (C) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

5. Charter Amendments. The terms of the Charter Amendment include the following:

(a) extending the date by which the SPAC must consummate an initial business combination by 12 months (to August 2, 2027);

(b) permitting the SPAC, following the effective date of the Amendments after all redemptions pursuant to the exercise of redemption rights arising in connection with the Amendments have been settled, to withdraw up to an aggregate amount of interest earned on the funds held in the Trust Account in an amount equal to $0.10 for each Class A Share issued in the IPO that is not redeemed and remains outstanding immediately following the effective date of the Amendments, of which (i) $1,000,000 will be used to pay expenses incurred by the SPAC in the ordinary course, including without limitation with respect to legal, accounting, printing, insurance, trust and stock transfer services, not in excess of $1,000,000 in the aggregate (the “Ordinary Course Expenses”) and (ii) any amounts in excess of such $1,000,000 will be used to pay the accrued expenses that are due and payable as of the effective date of the Amendments (the “Covered Expenses”);

(c) changing the SPAC’s legal name to Velos Acquisition I Corp.;

(d) removing Article 49.12 (fairness opinion requirement) from the Articles in its entirety; and

(e) such other modifications to the Articles as may be necessary to give effect to amendments (a) – (d).

6. Grant of Proxy.  In the event that the Shareholder fails to vote its Class A Shares by proxy by the date that is one (1) business day prior to the date of the Covered Meeting, the Shareholder hereby grants to the SPAC, and any individual designated in writing by the SPAC, a proxy and power of attorney (with full power of substitution and resubstitution) for and in such Shareholder’s name, solely to vote all Class A Shares owned by the Shareholder in favor of the Amendments in the manner contemplated by Section 2. Such proxy shall be coupled with an interest, irrevocable, shall be limited to curing the Shareholder’s voting obligations with respect to the Amendments and shall expire automatically upon shareholder approval of the Amendments.

7. Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

8. Cumulative Remedies. The rights and remedies provided in this Agreement cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise.

9. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns, and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

10. Governing Law. All matters arising out of or relating to this Agreement and all related documents shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision.

11. Submission to Jurisdiction. Any legal suit, action, proceeding, or dispute arising out of or related to this Agreement or the transactions contemplated hereby may be instituted only in the federal courts of the United States of America or the courts of the State of New York, in each case located in the Borough of Manhattan in New York City, State of New York, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding, or dispute. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTERCLAIM OR ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. Expenses. Except as otherwise specifically stated herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

13. Counterparts. This Agreement may be executed in any number of counterparts, including by electronic transmission, each of which shall be deemed an original but all of which together shall constitute the same instrument.

14. Waiver Against Trust. The Shareholder hereby agrees that, notwithstanding anything to the contrary in this Agreement (other than as a holder of any Class A Shares constituting Public Shares) the Shareholder shall not have nor shall it at any time thereafter have any claim, action, causes of action, demands, liens, agreements, suits, controversies, complaints, and orders, of whatever kind in nature, direct or indirect, in law, equity or otherwise, whether known or unknown (“Claim”) of any kind in or to any monies in the Trust Account or distributions therefrom, or make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the SPAC, on the one hand, and the Shareholder or its Affiliates, on the other hand, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Trust Released Claims”). The Shareholder, on behalf of itself its Affiliates, hereby irrevocably waives any Trust Released Claims that the Shareholder or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the SPAC or its Affiliates). The Shareholder agrees and acknowledges that such irrevocable waiver by it is material to this Agreement and specifically relied upon by the SPAC and its Affiliates, to induce it to enter into this Agreement, and the Shareholder further intends and understands such waiver to be valid, binding and enforceable against the Shareholder and its Affiliates under applicable law. Notwithstanding anything to the contrary in this Section 14, the foregoing waiver shall not limit, waive, release, or otherwise affect the Shareholder’s right (in its capacity as a public shareholder of the SPAC) to receive (i) pro-rata distributions from the Trust Account in respect of any Class A Shares constituting Public Shares in connection with any redemption of such Class A Shares constituting Public Shares pursuant to the SPAC’s organizational documents or in connection with the dissolution or liquidation of the SPAC, and (ii) any distributions in respect of any termination fee, expense reimbursement, or similar payment received by the SPAC from any third party that is, by the terms of such payment or by operation of the SPAC’s organizational documents or the Trust Agreement, payable to or distributable among the holders of Class A Shares generally, provided that no provision of this Section 14 shall limit any obligation of the Shareholder pursuant to any separate non-redemption agreement.

15. Confidentiality. Notwithstanding anything in this Agreement to the contrary, the SPAC shall not publicly disclose the name of the Shareholder or any of its Affiliates or advisers, or include the name of the Shareholder or any of its Affiliates or advisers in any press release, without the prior written consent of the Shareholder and (ii) shall not publicly disclose the name of the Shareholder or any of its Affiliates or advisers, or include the name of the Shareholder or any of its Affiliates or advisers in any filing with the SEC, any regulatory agency or trading market, without the prior written consent of the Shareholder, except to the extent such disclosure is required by other laws, rules or regulations, or at the request of the staff of the SEC or other regulatory agency, in which case the SPAC shall provide the Shareholder with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with the Shareholder regarding such disclosure. The Shareholder will promptly provide any information reasonably requested by the SPAC for any regulatory application or filing made or approval sought in connection with the transactions contemplated by this Agreement.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the SPAC has executed this Agreement as of the date first above written.

SPAC:

M3-BRIGADE ACQUISITION V CORP.

By:
Name:
Title:

[Signature Page to Voting Support Agreement]

IN WITNESS WHEREOF, the Shareholder has executed this Agreement as of the date first above written.

SHAREHOLDER:

[●]

By:
Name:
Title:

Voting Shares:

__________ Class A Shares

[Signature Page to Voting Support Agreement]

Exhibit I

Form of Charter Amendment

[Attached]